AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2002
                          REGISTRATION NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3

                                   ----------

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ULTRALIFE BATTERIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                   16-387013
    (State or Other Jurisdiction                      (I.R.S. Employer
  of Incorporation or Organization)                Identification Number)

                             2000 Technology Parkway
                             NEWARK, NEW YORK 14513
                                 (315) 332-7100
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                               John D. Kavazanjian
                      President and Chief Executive Officer
                            Ultralife Batteries, Inc.
                             2000 Technology Parkway
                             Newark, New York 14513
                                 (315) 332-7100
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                   ----------

                                    Copy to:

                             Jeffrey H. Bowen, Esq.
                           Harter, Secrest & Emery LLP
                            1600 Bausch & Lomb Place
                            Rochester, New York 14604
                                 (585) 232-6500

                                                 CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                              Proposed Maximum        Proposed Maximum          Amount of
       Title Of Each Class Of                 Amount           Offering Price        Aggregate Offering        Registration
     Securities To Be Registered         To Be Registered       Per Security                Price                  Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value.......        1,001,333(1)            $3.41(2)             $3,414,545.53             $314.14
=============================================================================================================================

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(1)  Includes 200,000 shares of the Registrant's  Common Stock issuable upon the conversion of a Debenture issued by the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of Regulation C under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock, as quoted on the Nasdaq National Market on June 19, 2002.

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] THE REGISTRANT HEREBY AMENDS THIS

REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                                                      PROSPECTUS

                               Dated June __, 2002

                1,001,333 Shares of Common Stock, Par Value $.10

                            Ultralife Batteries, Inc.

                                   ----------

      This Prospectus relates to the public offering of 1,001,333 shares of our Common Stock, par value $.10 per share. Of the total 1,001,333 shares of Common Stock being registered, 801,333 shares are being registered for the accounts of the selling stockholders identified in Table A of the section of this Prospectus entitled "Selling Stockholders". The remaining 200,000 of such shares are being registered for the account of Joseph C. Abeles, who is one of our directors and the owner of a $600,000 Senior Convertible Subordinated Debenture issued by us.

      This offering will not be underwritten. All 1,001,333 shares may be offered by certain of our stockholders or by pledgees, donees, transferees or other successors-in-interest who receive the shares as a gift, partnership distribution or other non-sale related transfer. Of the 1,001,333 shares of our Common Stock being registered, 801,333 shares were originally issued in private transactions pursuant to the terms of Stock Purchase Agreements by and between us and each of the stockholders identified in the section of this Prospectus entitled "Selling Stockholders". The Debenture, which will automatically convert into the remaining 200,000 shares of Common Stock upon approval of the conversion at our Annual Meeting of Shareholders scheduled to take place in December 2002, was issued in a private transaction pursuant to the terms of that certain Debenture Purchase Agreement by and between us and Mr. Abeles.

      The issuance of the Debenture and shares of our Common Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, as promulgated under the Securities Act of 1933. We are registering the shares of our Common Stock pursuant to the terms of certain Registration Rights Agreements by and among us and the selling stockholders identified in the section of this Prospectus entitled "Selling Stockholders".

      The shares of Common Stock that we are registering may be offered by the selling stockholders (including those holding stock as a result of the future conversion of the Debenture) from time to time in transactions in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale. The shares may be offered at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders (including those holding stock as a result of the future conversion of the Debenture) may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (including those holding stock as a result of the future conversion of the Debenture) and/or the purchasers of the shares for whom such broker-dealers act as agents or to whom they sell as principals, or both. This compensation might be in excess of customary commissions. For further information, see the section entitled "Plan of Distribution" below.

      We will not receive any of the proceeds from the sale of the shares of our Common Stock. We have agreed to bear certain expenses in connection with the registration of the shares of our Common Stock being offered and sold by the selling stockholders (including those holding stock as a result of the future conversion of the Debenture). Our Common Stock is quoted on the Nasdaq National Market under the symbol "ULBI". On June 19, 2002, the last reported sale price for the Common Stock was $3.35.

      Investing in shares of our Common Stock involves certain risks. For more information, please see the section of this Prospectus entitled "Risk Factors", which begins on Page 3 of this Prospectus.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                Table of Contents

PROSPECTUS SUMMARY............................................................2

RISK FACTORS..................................................................3

Forward-Looking Statements....................................................9

USE OF PROCEEDS..............................................................10

SELLING STOCKHOLDERS.........................................................10

PLAN OF DISTRIBUTION.........................................................11

LEGAL MATTERS................................................................12

EXPERTS......................................................................12

WHERE YOU CAN FIND MORE  INFORMATION.........................................12

INCORPORATION OF INFORMATION BY REFERENCE....................................13

COMMISSION'S POSITION ON INDEMNIFICATION.....................................14

      You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this Prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Prospectus does not extend to you. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

      This summary highlights selected information and does not contain all of the information that is important to you. We urge you to read the entire Prospectus carefully and any information contained in or incorporated by reference in this Prospectus before you decide whether to buy our Common Stock. You should pay special attention to the risks of investing in our Common Stock discussed below under the heading "Risk Factors". Unless the context otherwise requires, references in this Prospectus to Ultralife, we, us, and our refer to Ultralife Batteries, Inc. and our subsidiaries.

Our Business

      We develop, manufacture and market a wide range of standard and customized primary and rechargeable lithium batteries for use in a wide array of applications and markets, including military, automotive telematics, safety and medical, and computers and communications. We believe that our proprietary technologies allow us to offer batteries that are ultra-thin, light weight and that generally achieve greater operating performance than other batteries currently available. We sell our products directly to original equipment manufacturers in the United States and abroad and have contractual arrangements with sales representatives who market our products on a commission basis in particular areas. We also distribute our products to domestic and international distributors and retailers that purchase our batteries for resale. We have obtained ISO 9001 certification for our lithium batteries manufacturing operations in Newark, New York and Abingdon, England. As of May 31, 2002, we had approximately 350 employees worldwide.

      We were formed in December 1990 as a Delaware corporation. In March 1991, we acquired certain technology and assets from Eastman Kodak Company relating to its 9-volt lithium manganese dioxide primary battery and in June 1994, as a result of the formation of our United Kingdom subsidiary and acquisition of certain battery-related assets, acquired a presence in Europe. In December 1998, we announced a joint venture to produce our polymer rechargeable batteries in Taiwan.

      Our principal executive office is located at 2000 Technology Parkway, Newark, New York 14513. Our telephone number is (315) 332-7100.

                                  RISK FACTORS

      An investment in shares of Common Stock offered hereby involves a high degree of risk. The following risk factors should be considered carefully in addition to the other information in this Prospectus before purchasing the Common Stock offered by this Prospectus. The following factors could cause actual results to differ materially from the matters described in the forward-looking statements, with material and adverse effects on our business, operating results, financial condition and the value of our stock.

History of Operating Losses; Uncertainty of Future Profitability

      We began operating our company in March 1991. During each year since 1991, we have had net operating losses. These losses have resulted mainly from the cost of researching, developing and manufacturing our products and general and administrative costs associated with operating our company. We may not generate an operating profit or achieve profitability in the future.

Uncertainty of Our Ability to Generate Positive Cash Flows and Continue as a Going Concern

      We have experienced negative cash flow since our inception. Our current cash and credit situation is strained. While we are focusing intently on increasing revenues and reducing costs and expenses, these efforts may not generate cash. Our failure to successfully attain positive cash flow could have a material adverse effect on the our business, financial condition, and the results of our operations. Such material adverse effects could include a violation of debt covenants, an inability to pay vendors in a timely fashion, or could impact upon our ability to continue as a going concern. If we are unsuccessful in generating positive cash flows, we may need to access capital markets for additional debt or equity funding, and we may not be successful in doing so.

Uncertainty of Our Ability to Borrow Money to Fund Our Operations

      In October 2001, we were informed by our primary lending institution that our borrowing availability under our credit facility had been effectively reduced to zero as a result of an appraisal of our fixed assets. In February 2002, our primary lending institution amended the credit facility to reduce our available line of credit from $20,000,000 to $15,000,000, mainly due to the reduction in the valuation of our fixed assets, which limited our borrowing capacity under the term loan component, as well as minimized the cost of unused line fees. Additionally, the term loan and revolving line components of our line of credit were revised and the minimum net worth covenant was reduced. While these changes to the credit facility improve our overall financial flexibility, our future liquidity depends on our ability to successfully generate positive cash flow from operations and achieve adequate operational savings. We may not have sufficient credit available to us to meet our working capital and capital expenditure requirements.

Uncertainty of Current and Future Demand for Our Primary Battery Products

      Although we are currently producing various primary battery products, this demand may not continue. We are in the process of developing new battery configurations for use in the manufacture of original equipment and for military applications. Such products may not be accepted in the market. Additionally, while we have recently been awarded a contract to supply several models of our non-rechargeable batteries to the U.S. Army's Communications and Electronics Command, our products may not pass military qualification standards in the future. Our inability to manufacture and sell new products could have a material adverse effect on our business, financial condition and the results of our operations.

Uncertainty of Market Acceptance of Advanced Rechargeable Batteries

      Although we have begun volume production of our rechargeable batteries, our advanced rechargeable batteries have not yet achieved wide acceptance in the market. The market may not ever accept our advanced rechargeable batteries. The introduction of new products is subject to the inherent risks of unforeseen delays and the time necessary to achieve market success for any individual product is uncertain. If volume production and/or market penetration of our advanced rechargeable batteries is delayed for any reason, our competitors may introduce emerging technologies or improve existing technologies which could have a material adverse effect on our business, financial condition and the results of our operations.

Need to Create New Jobs to Fulfill Conditions of Government Grants

      In November 2001, we received approval for two grants from New York State and a federally sponsored small cities program in the aggregate amount of $1,050,000. The grants will assist us in funding current capital expansion plans that we expect will lead to job creation. However, in connection with the receipt of the grants, we are obligated to create a certain level of new jobs over the next five years. Our capital expansion may not lead to the creation of a sufficient number of jobs to satisfy the employment quotas required by the government grants. If we do not meet these employment quotas, we could be required to pay back a portion of the amount of the grants.

Dependence on OEM Relationships and Products for Sale of Advanced Rechargeable Batteries

      We will  continue to promote  market  demand for,  and  awareness  of, our advanced rechargeable batteries. We will accomplish this partly through the development of relationships with original equipment manufacturers, or OEMs, that manufacture products requiring the performance characteristics of our advanced rechargeable batteries. The success of any such relationship depends upon the general business condition of the OEM and our ability to produce our advanced rechargeable batteries at the quality and cost and within the period required by such OEMs. Our failure to develop a sufficient number of relationships with OEMs could have a material adverse effect on our business, financial condition and results of operations.

      A substantial portion of our business will depend upon the success of products sold by OEMs that use our batteries. Therefore, our success is substantially dependent upon the acceptance of the OEMs' products in the marketplace. We are subject to many risks beyond our control that influence the success
or  failure  of  a  particular  product   manufactured  by  an  OEM,  including,
competition faced by the OEM in its particular industry; market acceptance of the OEM's product; the engineering, sales, marketing and management capabilities of the OEM; technical challenges unrelated to our technology or products faced by the OEM in developing its products; and, the financial and other resources of the OEM.

Risks Relating to Growth and Expansion

      Rapid growth of our advanced rechargeable battery business or other segments of our business may significantly strain our management, operations and technical resources. If we are successful in obtaining rapid market growth of our advanced rechargeable batteries, we will be required to deliver large volumes of quality products to our customers on a timely basis at a reasonable cost to those customers. Our business may not rapidly grow and our efforts to expand our manufacturing and quality control activities may be unsuccessful. Likewise, we may not be able to satisfy commercial scale production requirements on a timely and cost-effective basis. We will also be required to continue to improve our operations, management and financial systems and controls. Our failure to manage our growth effectively could have an adverse effect on our business, financial condition and the results of our operations.

Competition; Technological Obsolescence

      The primary and rechargeable battery industry is characterized by intense competition, with a large number of companies offering or seeking to develop technology and products similar to ours. We are subject to competition from manufacturers of traditional rechargeable batteries, such as nickel- cadmium batteries, from manufacturers of rechargeable batteries of more recent technologies, such as nickel-metal hydride, lithium-ion liquid electrolyte and lithium-ion solid-polymer batteries, as well as from companies engaged in the development of batteries incorporating new technologies.

      Manufacturers of nickel-cadmium and nickel-metal hydride batteries include Eveready, Sanyo Electric Co. Ltd., Sony Corp., Toshiba Corp., Matsushita Electric Industrial Co., Ltd. and Duracell International, Inc. Manufacturers of lithium-ion liquid electrolyte batteries currently include Saft-Soc des ACC, Sony Corp., Toshiba Corp., Matsushita Electric Industrial Co., Ltd., Sanyo Electric Co. Ltd. and Duracell International, Inc. Valence Technology, Inc., Lithium Technology Corporation, and Yuasa-Exide, Inc. have developed prototype solid-polymer batteries and are constructing commercial-scale manufacturing facilities. We also compete with large and small manufacturers of alkaline, carbon-zinc, seawater, high rate and primary batteries as well as other manufacturers of lithium batteries.

      We may not successfully  compete with these  manufacturers,  many of which have substantially greater financial, technical, manufacturing, distribution, marketing, sales and other resources. Many companies with substantially greater resources than ours are developing a variety of battery technologies, including liquid electrolyte lithium and solid electrolyte lithium batteries, which are expected to compete with our technology. Other companies undertaking research and development activities of solid-polymer batteries have already developed prototypes and are constructing commercial scale production facilities. If these companies successfully market their batteries before the introduction of our products, there could be a material adverse effect on our business, financial condition and results of operations. The market for our products is characterized by changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles.

      Although we believe that our batteries, particularly our 9-volt and advanced rechargeable batteries, are comprised of state-of-the-art technology, there can be no assurance that competitors will not develop technologies or products that would render our technology and products obsolete or less marketable.

Dependence on Key Personnel

      Because of the specialized, technical nature of our business, we are highly dependent on certain members of our management, marketing, engineering and technical staff. If we lose the services of these members, this could have a material adverse effect on our business, financial condition and the results of our operations. In addition to developing manufacturing capacity so that we can produce high volumes of our advanced rechargeable batteries, we must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to pursue effectively our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced managerial, marketing, engineering and technical personnel. We may not be able to retain or recruit this type of personnel.

Safety Risks; Demands of Environmental and Other Regulatory Compliance

      Components of our batteries contain certain elements that are known to pose safety risks. Our primary battery products incorporate lithium metal, which when it reacts with water may cause fires if not handled properly. In addition to a December 1996 fire at our Abingdon, England facility, a fire occurred August 1997 at our Newark, New York facility and fires occurred in July 1994 and September 1995 at our Abingdon, England facility, each of which temporarily interrupted certain manufacturing operations in a specific area of these facilities. Although we incorporate safety procedures in our research, development and manufacturing processes that are designed to minimize safety risks, more accidents may occur. Although we currently carry insurance policies which cover loss of our plant and machinery, leasehold improvements, inventory and business interruption, any accident, whether at our manufacturing facilities or from the use of our products, may result in significant production delays or claims for damages resulting from injuries. These types of losses could have a material adverse effect on our business, financial condition and the results of our operations.

      National, state and local laws impose various environmental controls on the manufacture, storage, use and disposal of lithium batteries and/or of certain chemicals used in the manufacture of lithium batteries. Although we
believe  that  our  operations  are  in  substantial   compliance  with  current
environmental regulations and that, except as noted below, there are no environmental conditions that will require material expenditures for clean-up at our present or former facilities or at facilities to which it has sent waste for disposal, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on we or otherwise subject it to future liabilities. Moreover, state and local governments may enact additional restrictions relating to the disposal of lithium batteries used by our customers which could have a material adverse effect on our business, financial condition and results of operations. In addition, the U.S. Department of Transportation and certain foreign regulatory agencies that consider lithium to be a hazardous material regulate the transportation of batteries which contain lithium metal. We currently ship our lithium batteries in accordance with regulations established by the U.S. Department of Transportation. There can be no assurance that additional or modified regulations relating to the manufacture, transportation, storage, use and disposal of materials used to manufacture our batteries or restricting disposal of batteries will not be imposed or how these regulations will affect us or our customers.

      In connection with our purchase/lease of our Newark, New York facility in 1998, a consulting firm performed a Phase I and II Environmental Site Assessment which revealed the existence of contaminated soil and ground water around one of our buildings. We retained an engineering firm which estimated that the cost of remediation should be in the range of $230,000. This cost, however, is merely an estimate and the cost may in fact be much higher. In February 1998, we entered into an agreement with a third party which provides that we and this third party will retain an environmental consulting firm to conduct a supplemental Phase II investigation to verify the existence of the contaminants and further delineate the nature of the environmental concern. The third party agreed to reimburse us for fifty percent of the cost of correcting the environmental concern on the Newark property. Test sampling occurred in the fourth quarter of fiscal 2001 and the engineering report was submitted to the New York State Department of Environmental Conservation (NYSDEC) for review. NYSDEC reviewed the report and, in January 2002, recommended additional testing. We responded by submitting a proposed work plan to NYSDEC, which was approved by NYSDEC in April 2002. We are now soliciting proposals from engineering firms to complete remedial work contained in the work plan, and it is unknown at this time whether the final cost to remediate will be in the range of the original estimate, given the passage of time. The ultimate resolution of this matter may have a significant adverse impact on the results of our operations in the period in which it is resolved. Furthermore, we may face claims resulting in substantial liability which would have a material adverse effect on our business, financial condition and the results of our operations in the period in which such claims are resolved.

Limited Sources of Supply

      Certain materials we use in our products are available only from a single or a limited number of suppliers. Additionally, we may elect to develop relationships with a single or limited number of suppliers for materials that are otherwise generally available. Although we believe that alternative suppliers are available to supply materials that could replace materials currently used by us and that, if necessary, we would be able to redesign our products to make use of such alternatives, any interruption in our supply from any supplier that serves as our sole source could delay product shipments and have a material adverse effect on our business, financial condition and results of operations. Although we have experienced interruptions of product deliveries by sole source suppliers, these interruptions have not had a material adverse effect on our business, financial condition and results of operations. We cannot guarantee that we will not experience a material interruption of product deliveries from sole source suppliers.

Dependence on Proprietary Technologies

      Our success depends more on the knowledge, ability, experience and technological expertise of our employees than on the legal protection of our patents and other proprietary rights. We claim proprietary rights in various unpatented technologies, know-how, trade secrets and trademarks relating to our products and manufacturing processes. We cannot guarantee the degree of protection these various claims may or will afford, or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technology. We protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements with certain employees, customers, consultants and strategic partners. There can be no assurance as to the degree of protection these contractual measures may or will afford. We, however, have had patents issued and patent applications pending in the U.S. and elsewhere. However, we cannot guarantee (1) that patents will be issued from any pending applications, or that the claims allowed under any patents will be sufficiently broad to protect our technology, (2) that any patents issued to us will not be challenged, invalidated or circumvented, or (3) as to the degree or adequacy of protection any patents or patent applications may or will afford. If we are found to be infringing third party patents, there can be no assurance that we will be able to obtain licenses with respect to such patents on acceptable terms, if at all. Our failure to obtain necessary licenses could delay product shipment or the introduction of new products, and costly attempts to design around such patents could foreclose the development, manufacture or sale of our products.

Dependence on Technology Transfer Agreements

      Our research and development of advanced rechargeable battery technology and products utilizes internally-developed technology, acquired technology and certain patents and related technology licensed by us pursuant to non-exclusive, technology transfer agreements. There can be no assurance that our competitors will not develop, independently or through the use of similar technology transfer agreements, rechargeable battery technology or products that are substantially equivalent or superior to the technologies and products currently under research and development by us.

Risks Related to China Joint Venture Program

      In  July  1992,  we  entered  into  several   agreements  related  to  the
establishment of a manufacturing facility in Changzhou, China, for the production and distribution in and from China of 2/3A lithium primary batteries. Changzhou Ultra Power Battery Co., Ltd., a company organized in China ("China Battery"), purchased from us certain technology, equipment, training and consulting services relating to the design and operation of a lithium battery manufacturing plant. China Battery was required to pay approximately $6.0 million to us over the first two years of the agreement, of which approximately $5.6 million has been paid. We have been attempting to collect the balance due under this contract. China Battery has indicated that it will not make these payments until certain contractual issues have been resolved. Due to China Battery's questionable willingness to pay, we wrote off in fiscal 1997 the entire balance owed to us as well as our investment aggregating $805,000. Since China Battery has not purchased technology, equipment, training or consulting services from us to produce batteries other than 2/3 A lithium batteries, we do not believe that China Battery has the capacity to become our competitor. We do not anticipate that the manufacturing or marketing of 2/3 A lithium batteries will be a substantial portion of our product line in the future. However, in December 1997, China Battery sent to us a letter demanding reimbursement of an unspecified amount of losses they have incurred plus a refund for certain equipment that we sold to China Battery. We have attempted to initiate negotiations to resolve the dispute. However, an agreement has not yet reached. Although China Battery has not taken any additional steps, there can be no assurance that China Battery will not further pursue such a claim which, if successful, would have a material adverse effect on our business, financial condition and results of operations. We believe that such a claim is without merit.

Ability to Insure Against Losses

      Because certain of our primary batteries are used in a variety of security and safety products and medical devices, we may be exposed to liability claims if such a battery fails to function properly. We maintain what we believe to be sufficient liability insurance coverage to protect against potential claims; however, there can be no assurance that the liability insurance will continue to be available, or that any such liability insurance would be sufficient to cover any claim or claims.

Possibility of Warranty Claims

      We provide warranties for our various products. The longest warranty duration is ten years, which covers our 9-volt battery used in certain smoke detector applications. We maintain a warranty reserve to cover potential warranty claims. We cannot guarantee, however, that the reserves will be sufficient to satisfy warranty claims made. In the event that we experience a significant rise in warranty claims made, such action could have a material adverse effect on our business, financial condition and the results of our operations.

Possible Volatility of Stock Price

      Future announcements concerning us or our competitors, including technological innovations or commercial products, litigation or public concerns as to the safety or commercial value of one or more of our products, may cause the market price of our Common Stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our Common Stock.

Risk Related to Arthur Andersen's Role in Auditing Our Financial Statements

      Arthur Andersen LLP audited our annual financial statements and issued a report, dated August 16, 2001, concerning those financial statements. Our financial statements and Arthur Andersen's report are incorporated by reference into this Prospectus. The Rochester, New York office of Arthur Andersen, which was primarily responsible for auditing our financial statements, is undergoing a mandatory employee force reduction and is expected to permanently close in the imminent future. Accordingly, we are unable to obtain the consent of Arthur Andersen to incorporate its report into this Prospectus. Our inability to obtain Arthur Andersen's consent to incorporate such report into this Prospectus may prevent you from being able to recover damages from Arthur Andersen under the Securities Act of 1933. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen under Section 11(a)(4) of the Securities Act for any untrue statements of material fact contained in the report or financial statements audited by Arthur Andersen or any failure to state a material fact required to be stated in the report or those financial statements and therefore your right of recovery under that section may be limited.

                           FORWARD-LOOKING STATEMENTS

      This Prospectus, including information contained in documents that are incorporated by reference in this Prospectus, contains forward-looking statements, as that term is defined by federal securities laws, that relate to the financial condition, results of operations, plans, objectives, future performance and business of Ultralife. These statements are frequently preceded by, followed by or include the words believes, expects, anticipates, estimates or similar expressions.

      We have based these forward-looking statements on our current expectations and projections about future events. The statements contained in this Prospectus relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties, including future demand for our products and services, the successful commercialization of our advanced rechargeable batteries, general economic conditions, government and environmental regulation, competition and customer strategies, technological innovations in the primary and rechargeable battery industries, changes in our business strategy or development plans, capital deployment, business disruptions, including those caused by fire, raw materials, supplies and other risks and uncertainties, certain of which are beyond our control.

      In addition to these risks, in the section of this Prospectus entitled "Risk Factors", we have summarized a number of the risks and uncertainties that could affect the actual outcome of the forward-looking statements included in this Prospectus. We advise you not to place undue reliance on these forward-looking statements in light of the material risks and uncertainties to which they are subject. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, estimated or expected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling stockholders. We have agreed to bear all expenses, other than selling commissions and fees and expenses of counsel and other advisors to the selling stockholders, in connection with the registration of the shares being offered.

                              SELLING STOCKHOLDERS

      The following Table A sets forth the number of shares of Common Stock owned by each of the selling stockholders who purchased shares of our Common Stock in our recent private placement. None of these selling stockholders has had a material relationship with us within the past three years other than as a result of the ownership of our Common Stock. Because the selling stockholders may offer all or some of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. The shares offered by this Prospectus may be offered from time to time by the selling stockholders named below or by pledgees, donees, transferees or other successors in interest who receive the shares as a gift, partnership distribution or other non-sale related transfer.

                                     Table A

                                                                                  Number of
                                                                                    Shares
                                           Number of Shares     Number of        Beneficially        Percent of
                                             Beneficially         Shares          Owned After        Outstanding
                                            Owned Prior to      Registered        Completion        Shares after
                                             Completion of       for Sale           of the          Completion of
Name of Selling Stockholder                  the Offering        Hereby(1)         Offering         the Offering(2)
-------------------------------------------------------------------------------------------------------------------

Grace Brothers, Ltd.                           1,085,633          433,333            652,300              *
W. Anthony Hitschler                             330,000          330,000                  0              *
Stuart Shikiar                                   120,600           30,000             90,600              *
Holly E. Zug Trust Dated 8/5/97                   11,500            8,000              3,000              *
                 Total                         1,547,773          801,333            745,900             5.57%

----------

*     Represents beneficial ownership of less than 1%.

(1) This Registration Statement shall also cover any additional shares of our Common Stock which become issuable in connection with the Common Stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2) Based on 13,379,519 shares of our Common Stock, par value $.10 per share, outstanding as of June 20, 2002, prior to subtraction of 27,250 treasury shares and 231,980 out of 700,000 shares owned by Ultralife Taiwan, Inc., a Taiwanese venture of which we own approximately approximately 33%.

      The following Table B sets forth the number of shares of Common Stock to be owned upon the conversion of the $600,000 Debenture issued to Joseph C. Abeles. Mr. Abeles is our Treasurer and a member of our Board of Directors. Mr. Abeles has confirmed to us that he has not engaged in any agreement or understanding, directly or indirectly, with any person, to distribute the Common Stock issuable upon conversion of the Debenture. Because the Mr. Abeles or subsequent selling stockholders may offer all or some of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the amount of shares that will be held by Mr. Abeles or subsequent selling stockholders after completion of this offering. The shares offered by this Prospectus may be offered from time to time by the Mr. Abeles or subsequent selling stockholders or by pledgees, donees, transferees or other successors in interest who receive the shares as a gift, partnership distribution or other non-sale related transfer.

                                     Table B

                                                                                   Number of
                                                                                     Shares          Percent of
                                            Number of Shares     Number of        Beneficially      Outstanding
                                              Beneficially         Shares          Owned After     Shares after
                                             Owned Prior to      Registered        Completion      Completion of
                                           Completion of the      for Sale           of the        the Offering
Name of Selling Stockholder                    Offering(1)      Hereby(1)(2)        Offering            (3)
------------------------------------------------------------------------------------------------------------------

Joseph C. Abeles                                 461,989          200,000            261,989             *
                 Total                           461,989          200,000            261,989             *

----------

*     Represents beneficial ownership of less than 1%.

(1) Figures include the shares that will be issued upon the conversion of the Debenture by such selling stockholder.

(2) This Registration Statement shall also cover any additional shares of our Common Stock which become issuable in connection with the Common Stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(3) Based on 13,379,519 shares of our Common Stock, par value $.10 per share, outstanding as of June 20, 2002, prior to subtraction of 27,250 treasury shares and 231,980 out of 700,000 shares owned by Ultralife Taiwan, Inc., a Taiwanese venture of which we own approximately approximately 33%.

                              PLAN OF DISTRIBUTION

      We will receive no proceeds from this offering. The shares offered by this Prospectus may be sold by the selling stockholders (including those holding stock as a result of the future conversion of the Debenture) from time to time in transactions in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders (including those holding stock as a result of the future conversion of the Debenture) may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (including those holding stock as a result of the future conversion of the Debenture) and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. This compensation might be in excess of customary commissions. The shares we are offering may be sold either pursuant to this Registration Statement or pursuant to Rule 144 issued by the SEC under the Securities Act of 1933.

      In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      The selling stockholders (including those holding stock as a result of the future conversion of the Debenture) and any broker-dealers or agents that participate with the selling stockholders (including those holding stock as a result of the future conversion of the Debenture) in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under federal law.

      Under applicable federal rules and regulations, any person engaged in the distribution of our Common Stock may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder. These rules include, without limitation, Rules 10b-6 and 10b-7, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders (including those holding stock as a result of the future conversion of the Debenture).

                                  LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for us by Harter, Secrest & Emery LLP, Rochester, New York.

                                     EXPERTS

      Our consolidated balance sheets as of June 30, 2000 and June 30, 2001 and our consolidated statements of income, retained earnings, and cash flow for each of the three years in the period ended June 30, 2001 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

      After reasonable efforts, we have not been able to obtain Arthur Andersen's written consent to the inclusion of their report in this Prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a, as promulgated under the Securities Act of 1933. Because Arthur Andersen has not consented to the inclusion of its report in this Prospectus, your ability to assert claims against Arthur Andersen may be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen under Section 11(a)(4) of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements and therefore your right of recovery under that section may be limited.

                       WHERE YOU CAN FIND MORE INFORMATION

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with this offering of our Common Stock. If any such information or representations are given or made, such information or representations must not be relied upon as having been authorized by us, by any selling stockholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

      We  are  subject  to the  informational  requirements  of  the  Securities
Exchange Act of 1934, as amended. As a result, we file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy any reports, proxy statements and other information that we file at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of such materials by mail from the Public Reference Room of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and at the Commission's regional offices in New York City, 75 Park Place, Room 1400, New York, New York 10007 and Chicago, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. Our Common Stock is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006.

      We have filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to in this Prospectus as the "Registration Statement") under the Securities Act of 1933 with respect to the Common Stock we are offering. This Prospectus does not contain, nor is it required to contain, all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and our Common Stock, you should refer to the Registration Statement and its exhibits and schedules. The Registration Statement, including its exhibits and schedules, may be inspected as described above.

                    INCORPORATION OF INFORMATION BY REFERENCE

      The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference:

      1. Our Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed on September 26, 2001, as amended on Form 10-K/A, filed on December 12, 2001;

      2. Our Quarterly Reports on Form 10-Q, filed on February 13, 2002 and May 14, 2002;

      3. Our Quarterly Report on Form 10-Q, filed on November 7, 2001, as amended on Form 10-Q/A, filed on December 28, 2002;

      4. Our Current Reports on Form 8-K, filed on July 12, 2001, July 24, 2001, April 24, 2002 and June 7, 2002;

      5. The description of our Common Stock, par value $.10 per share, contained in our Registration Statement on Form S-1, filed on December 23, 1992 (Registration No. 33-54470), including any amendment or report filed for the purpose of updating such description; and

      6. All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of this offering.

      Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. We will provide to you upon written or oral request and without charge a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies (at no cost to requestor) should be directed to our Secretary, at our principal executive offices: Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York 14513. Our telephone number is (315) 332-7100.

                    COMMISSION'S POSITION ON INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers of persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Ultralife Batteries, Inc. in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

      SEC Registration Fee.............................       $   314.14
      Legal fees and expenses..........................        20,000.00
      Accounting fees and expenses.....................         5,000.00
      Miscellaneous fees and expenses..................         5,500.00
                                                              ----------
      Total............................................       $30,814.14

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      With respect to indemnification of directors and officers, Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      The Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws, as amended (the "By-laws") provide for limitation of the liability of directors to the Registrant and its stockholders and for indemnification of directors, officers, employees and agents of the Registrant, respectively, to the maximum extent permitted by the DGCL.

      The Certificate of Incorporation provides that directors are not liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for dividend payments or stock repurchases in violation of Delaware law, or (d) for any transaction from which the director derived any improper personal benefit.

      The By-laws include provisions by which the Registrant will indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement with respect to threatened, pending or completed suits or proceedings against such persons by reason of serving or having served the Registrant as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Registrant. With respect to matters to which the Registrant's officers, directors, employees, agents or other representatives are determined to be liable for misconduct or negligence in the performance of their duties, the By-laws provide for indemnification only to the extent that the Registrant determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant.

ITEM 16. EXHIBITS

4.1 Form of Stock Purchase Agreement entered into by the Registrant and certain Selling Stockholders

4.2   Specimen  of  Registrant's  Common  Stock  Certificate   (incorporated  by
      reference to Exhibit 3.1 of the Registrant's Registration Statement, Commission File No. 33-54470)

4.3 Debenture Purchase Agreement, by and between the Registrant and Joseph C. Abeles

4.4   $600,000  Senior   Convertible   Subordinated   Debenture  issued  by  the
      Registrant to Joseph C. Abeles

4.5 Form of Registration Rights Agreement entered into by the Registrant and the Selling Stockholders

4.6 Registration Rights Agreement, by and between the Registrant and Joseph C. Abeles

5.1   Opinion of Harter, Secrest & Emery LLP

23.1 Consent of Arthur Andersen LLP, Independent Accountant (omitted pursuant to Rule 437a, as promulgated under the Securities Act of 1933)

23.2 Consent of Harter, Secrest & Emery LLP (included in the Opinion of Counsel filed as Exhibit 5.1 hereto)

24.1  Power of Attorney (included with signatures on page II-5)

ITEM 17. UNDERTAKINGS

      The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any Prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflect in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to supplement the Prospectus, after expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms different from those set forth on the cover page of the Prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specially incorporated by referred in the Prospectus to provide such interim financial information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newark, State of New York, on this 21st day of June, 2002.

                                 ULTRALIFE BATTERIES, INC.

                                 By: /s/ John D. Kavazanjian
                                    -------------------------------------
                                    John D. Kavazanjian,
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Kavazanjian, Robert W. Fishback and Peter F. Comerford as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution for and in the name, place and stead to sign, attest and file this Registration Statement and any and all amendments and exhibits hereto and any and all applications or other documents to be filed with the Securities and Exchange Commission, granting unto said attorneys full power and authority to do and perform any and all acts and things whatsoever requisite or necessary to be done in the premises.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                                   Title                                  Date

/s/ John D. Kavazanjian                     Chief Executive Officer,                    June 21, 2002
------------------------------------        President and Director
John D. Kavazanjian                         (Principal Executive Officer)

/s/ Robert W. Fishback                      Vice President-Finance and                  June 21, 2002
------------------------------------        Chief Financial Officer (Principal
Robert W. Fishback                          Financial Officer and Principal
                                            Accounting Officer)

/s/ Joseph C. Abeles                        Director                                    June 21, 2002
------------------------------------
Joseph C. Abeles
                                            Director                                    June 21, 2002
/s/ Joseph N. Barrella
------------------------------------
Joseph N. Barrella
                                            Director                                    June 21, 2002
/s/ Patricia C. Barron
------------------------------------
Patricia C. Barron
                                            Director                                    June 21, 2002
/s/ Daniel W. Christman
------------------------------------
Daniel W. Christman
                                            Director                                    June 21, 2002
/s/ Carl H. Rosner
------------------------------------
Carl H. Rosner
                                            Director                                    June 21, 2002
/s/ Ranjit Singh
------------------------------------
Ranjit Singh

                                Index to Exhibits

4.1 Form of Stock Purchase Agreement entered into by the Registrant and certain Selling Stockholders

4.2   Specimen  of  Registrant's  Common  Stock  Certificate   (incorporated  by
      reference to Exhibit 3.1 of the Registrant's Registration Statement, Commission File No. 33-54470)

4.3 Debenture Purchase Agreement, by and between the Registrant and Joseph C. Abeles

4.4   $600,000  Senior   Convertible   Subordinated   Debenture  issued  by  the
      Registrant to Joseph C. Abeles

4.5 Form of Registration Rights Agreement entered into by the Registrant and the Selling Stockholders

4.6 Registration Rights Agreement, by and between the Registrant and Joseph C. Abeles

5.1   Opinion of Harter, Secrest & Emery LLP

23.1 Consent of Arthur Andersen LLP, Independent Accountant (omitted pursuant to Rule 437a, as promulgated under the Securities Act of 1933)

23.2 Consent of Harter, Secrest & Emery LLP (included in the Opinion of Counsel filed as Exhibit 5.1 hereto)

24.1  Power of Attorney (included with signatures on page II-5)